Exhibit 99.906CERT

Exhibit 12(b)

Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Indonesia Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Indonesia Fund, Inc.	Aberdeen Indonesia Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: March 8, 2012	Date: March 8, 2012